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Wells Fargo Advantage Funds® Product Alert

September 4, 2009

Shareholder Approval Sought for Investment Policy Changes for California Money Market Funds

On September 4, 2009, Wells Fargo Advantage Funds filed a definitive proxy statement with the Securities and Exchange Commission (SEC) to seek shareholder approval for fundamental policy changes to the Wells Fargo Advantage California Tax-Free Money Market Fund and the Wells Fargo Advantage California Tax-Free Money Market Trust.

The following questions and answers are designed to address any inquiries about the proxy.

1.	What are shareholders being asked to vote on?

Shareholders of the respective Funds are being asked to approve a proposed fundamental investment policy change for their Fund. The change would allow each Fund to invest any amount of its assets in municipal obligations with income that is subject to the federal alternative minimum tax (AMT). As a result of the changes, the Funds, under normal circumstances, would invest at least 80% of their net assets in municipal obligations that pay interest exempt from California individual income tax and regular federal income tax, but not necessarily from the federal AMT. Based on current market conditions, each Fund currently expects to invest only 35% to 40% of its assets in municipal obligations that are subject to the AMT.

2.	How does this policy differ from the Funds’ current investment policies?

Currently, each Fund, under normal circumstances, invests at least 80% of its net assets in municipal obligations that pay interest exempt from California individual income tax and federal income tax, including federal AMT. Additionally, each Fund may invest up to 20% of its net assets in municipal obligations that pay interest subject to the federal AMT. The new policy will eliminate the 20% limitation.

3.	Are there implications that shareholders should consider?

Broadening the parameters to include securities that are not exempt from the AMT may have tax implications, especially for shareholders in higher tax brackets that may be subject to AMT.

4.	What is AMT under U.S. federal income tax laws?

The following description comes from the Internal Revenue Service (www.irs.gov): The AMT came into being with the Tax Reform Act of 1969. Its purpose was to target a small number of high-income taxpayers who could claim so many deductions they owed little or no income tax. A growing number of middle-income taxpayers are discovering they are subject to the AMT.

An investment in a mutual fund may result in liability for federal AMT. Tax-exempt interest income on certain private activity bonds is subject to the AMT. To the extent that a fund invests in these types of bonds, its shareholders will be required to report that portion of the fund’s distributions under federal AMT rules. Because each individual’s tax situation is unique and can be complex, Wells Fargo Advantage Funds recommends that investors consult with their professional tax advisors.

5.         With shareholder approval, what specific actions will take place to implement the investment policy change?

If shareholders of each Fund approve this policy change, the Funds would also make related changes to their names, investment objectives, principal investments, and principal investment strategies. The current investment objectives, principal investments, and principal investment strategies of the Funds would change to allow them to invest any amount of their assets in municipal obligations that pay interest subject to the federal AMT.

6.	What will be the new Fund names?

The Funds would be renamed as follows:

•	The Wells Fargo Advantage California Tax-Free Money Market Fund would be renamed the Wells Fargo Advantage California Municipal Money Market Fund.
•	The Wells Fargo Advantage California Tax-Free Money Market Trust would be renamed the Wells Fargo Advantage California Municipal Money Market Trust.

7.         Has the Wells Fargo Advantage FundsBoard of Trustees approved the investment policy change?

Yes. The Board has unanimously agreed that the new investment policies are in the shareholders’ best interests and has recommended that shareholders vote in favor of the proposals.

8.         Why has the Board recommended that shareholders approve the investment policy change?

The Board unanimously recommends that shareholders vote in favor of the policy change because it would expand the universe of acceptable municipal obligations for the Funds. Deterioration in the California municipal securities market has caused a reduction in the number of municipal obligations that are acceptable investments for the Funds. The number of acceptable municipal obligations has decreased, in large part, as a result of the downgrades to the credit ratings of California municipal obligations. Currently, California’s general obligation bond rating is the lowest of any state in the nation. Lower ratings make it more expensive for California to raise revenue and, in some cases, could prevent California from issuing bonded debt in the quantity otherwise desired. In light of California’s current financial crisis, nationally recognized statistical rating organizations continue to monitor California’s economic situation and weigh further downgrades.

Currently, the Funds may only invest in high-quality, short-term money market instruments, and the expected reduction in availability of eligible securities that are AMT-free would restrict the ability to effectively invest their assets. By broadening the investment parameters to include additional First Tier securities that are not AMT-exempt, the Board seeks to increase the number of eligible investments available to the Funds.

9.         Will shareholders incur any expenses as a result of this investment policy change?

No. The investment policy change will not affect the fees that the Funds’ shareholders pay, and shareholders will not bear any of the expenses associated with the proxy solicitation. Wells Fargo Funds Management, LLC, will pay for the expenses associated with the proxy preparation and solicitation.

10.	What is the anticipated timeline for this proxy proposal?
	Date	Event
	August 7, 2009	Shareholder record date. The Funds’ shareholders as of this date are eligible to vote.
	August 12, 2009	Wells Fargo Advantage Funds Board of Trustees approved the investment policy changes, which are now subject to shareholder approval.
	September 4, 2009	The definitive proxy statement was filed with the SEC.
	September 9, 2009	Begin mailing proxy notification to shareholders.
	November 9, 2009	Special meeting of shareholders is scheduled.
	December 1, 2009	With shareholder approval, changes take effect.

11.	Who is entitled to vote?

Shareholders who owned shares of the California Tax-Free Money Market Fund or the California Tax-Free Money Market Trust on the record date, August 7, 2009, and who have the authority to vote their shares will receive proxy materials and are encouraged to vote.

12.	What methods can be used to vote?

Shareholders may vote in the following ways:

•	By returning the proxy ballot by mail in the postage-paid envelope included.
•	By calling the automated voting line at the toll-free number listed on the proxy ballot. To vote by telephone, shareholders will need the control number printed on the ballot.
•	By speaking to a representative from The Altman Group, the proxy solicitation firm hired for this proxy solicitation process, at 1-866-828-6931, and casting their votes over the phone.
•	By going online to the Web site listed on the proxy ballot or notice and following the instructions. To vote online, shareholders will need the control number printed on the ballot or proxy notice.
•	By personally attending and voting at the shareholder meeting on November 9 2009. The meeting will be held at 525 Market St., 12th Floor, San Francisco, at 3 p.m., Pacific Time.

13.       Will all shareholders receive the entire proxy statement by mail, or will some receive a “notice” letter explaining where to find the proxy materials?

The majority of Fund shareholders will receive a notice letter. Proxy materials will be available on the Internet to shareholders of the Funds, in accordance with the SEC’s “notice and access” rules. Shareholders may also request printed copies of the proxy statement by mail at no charge.

Printed copies of proxy materials will be sent to certain shareholders of the Funds.

14.       Will shareholders receive a confirmation when they have completed voting their proxy ballots?

Shareholders will not receive a confirmation if they send their proxy votes by mail. However, they may request a confirmation if they vote by telephone or on the Web site.

15.	How can shareholders who misplace their proxy ballots vote their shares?

Shareholders who misplace their proxy ballots should call The Altman Group, the proxy solicitor, at 1-866-828-6931. The Altman Group will assist shareholders in voting their shares or obtaining replacement proxy ballots.

16.	What if shareholders do not approve the proposals?

If this occurs, the investment policy change for one or both Funds would not take effect.

17.	How do we handle calls for shareholders who want to vote over the phone?

Shareholders who want to vote over the phone should be transferred to The Altman Group at 1-866-828-6931. The Altman Group may transfer shareholders to Wells Fargo Advantage Funds if it receives questions it is unable to answer, such as questions about specific Wells Fargo Advantage Funds accounts. Shareholders can also vote by using the automated phone service at the number listed on their proxy ballots.

18.	Will anyone call shareholders regarding the proxy?

The Altman Group may contact shareholders regarding this proxy. If shareholders question the validity of a solicitation call, please reassure them that Wells Fargo Advantage Funds is aware of the phone call. Certain team members of Wells Fargo Funds Management or its affiliates may also contact shareholders about this proxy.

19.	Whom can shareholders call for further information?

If shareholders have questions about how to vote their shares, they should call The Altman Group at 1-866-828-6931. Shareholders who have questions about the proxy materials or the proposal, or who need other information about Wells Fargo Advantage Funds, may contact their investment professionals, trust officers, or Wells Fargo Advantage Funds Investor Services at

1-800-222-8222.

20.	Is information about this proxy available on our Web sites?

Yes. The portal page at www.wellsfargo.com/advantagefunds is being updated with information about the proxy and the proxy statement, which can be accessed by all shareholders and members of the general public. Information about the proxy is also being provided on our Individual Investors and Investment Professionals Web sites.

An investment in a money market fund is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Although the Fund seeks to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in a money market fund. A portion of the Fund’s income may be subject to federal, state, and/or local income taxes or the alternative minimum tax (AMT). Any capital gains distributions may be taxable.

Wells Fargo Funds Management, LLC, a wholly owned subsidiary of Wells Fargo & Company, provides investment advisory and administrative services for Wells Fargo Advantage Funds. Other affiliates of Wells Fargo & Company provide subadvisory and other services for the Funds. The Funds are distributed by Wells Fargo Funds Distributor, LLC, Member FINRA/SIPC, an affiliate of Wells Fargo & Company.

117787 09-09

NOT FDIC INSURED NO BANK GUARANTEE MAY USE VALUE

[Additional disclosure on Web site.]

FOR INSTITUTIONAL INVESTOR USE ONLY - NOT FOR USE WITH THE PUBLIC

This Web site is accompanied by prospectuses for Wells Fargo Advantage Funds®and a program description for the tomorrow’s scholar® plan.

For 529 plans, an investor’s or a designated beneficiary’s home state may offer state tax or other benefits that are only available for investments in that state’s qualified tuition program. Please consider this before investing.

©2009 Wells Fargo Funds Management, LLC. All rights reserved. tomorrow’s scholar is a state-sponsored 529 college savings plan administered by the Wisconsin Office of the State Treasurer. Wells Fargo Funds Management, LLC, a wholly owned subsidiary of Wells Fargo & Company, provides investment advisory and administrative services for Wells Fargo Advantage Funds, tomorrow’s scholar plan, and Wells Fargo Managed Account Services. Other affiliates of Wells Fargo & Company provide subadvisory and other services for the Funds. The Funds and shares in the 529 plan are distributed by Wells Fargo Funds Distributor, LLC, Member FINRA/SIPC, an affiliate of Wells Fargo & Company.

This Web site is for information purposes only and is not intended as a solicitation to sell or buy any security. Wells Fargo Advantage Funds are offered by prospectus and only to residents of the United States. Wells Fargo does not control or endorse and is not responsible for third-party Web sites to which this site links.

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Information for upcoming Wells Fargo Advantage Funds® special shareholder meetings and proxy materials can be found here. Please check back often for updates.

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SPECIFIC CAMPAIGN INFORMATION:

California Tax-Free Money Market Fund
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Refer to your proxy statement or proxy card for details on your voting options. If you have questions about voting your proxy, please call

1-866-828-6931 for assistance.

An investment in a money market fund is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Although the Fund seeks to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in a money market fund. A portion of the Fund’s income may be subject to federal, state, and/or local income taxes or the alternative minimum tax (AMT).

GENERIC COPY AT BOTTOM OF WEB SITE:

This Web site is accompanied by current prospectuses for Wells Fargo Advantage Funds®, an EdVestSM program description(PDF), and a tomorrow’s scholar® program description(PDF).

For 529 plans, an investor’s or a designated beneficiary’s home state may offer state tax or other benefits that are only available for investments in that state’s qualified tuition program. Please consider this before investing.

Not FDIC Insured  •  No Bank Guarantee  •  May Lose Value

© 2009 Wells Fargo Funds Management, LLC. All rights reserved. EdVest and tomorrow’s scholar are state-sponsored 529 college savings plans administered by the Wisconsin Office of the State Treasurer. Wells Fargo Funds Management, LLC, a wholly owned subsidiary of Wells Fargo & Company, provides investment advisory and administrative services for Wells Fargo Managed Account Services, Wells Fargo Advantage Funds, the Wells Fargo AdvisorSM program, and the EdVest and tomorrow’s scholar plans. Other affiliates of Wells Fargo & Company provide subadvisory and other services for the Funds. The Funds and shares in the 529 plans are distributed by Wells Fargo Funds Distributor, LLC, Member FINRA/SIPC, an affiliate of Wells Fargo & Company.

This Web site is for information purposes only and is not intended as a solicitation to sell or buy any security. Wells Fargo Advantage Funds are offered by prospectus and only to residents of the United States. Wells Fargo does not control or endorse and is not responsible for third-party Web sites to which this site links.

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